U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27599	88-0224817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

SulphCo, Inc. has come to an agreement with the Government of Fujairah in the United Arab Emirates whereupon SulphCo has formed a joint venture with Trans Gulf Petroleum Co., a Government of Fujairah company, to implement SulphCo’s Sonocracking™ desulfurization technology within and outside the UAE.

The joint venture establishes Fujairah Oil Technology LLC, a United Arab Emirates limited liability company pursuant to the terms of a Memorandum of Association dated November 29, 2005 which is attached as Exhibit 10.1. Fujairah Oil Technology LLC is 50% owned by Trans Gulf Petroleum and 50% owned by SulphCo.   The partners hold equivalent shares in the profits of the company and the ownership of its assets.

Fujairah Oil Technology will implement SulphCo’s high-powered ultrasound process to upgrade crude; purchase heavy or medium crude oil and sell the processed oil; market oil and oil products; and import and eventually produce the necessary ultrasound equipment and machinery based on SulphCo’s specifications.   Pursuant to the terms of the joint venture, the ultrasound equipment will be manufactured by SulphCo third party suppliers, including Märkisches Werk GmbH (MWH) of Germany and Jaie Haour (JH) Group of Taiwan.

SulphCo has issued the attached press release announcing the joint venture. The press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Exhibits

10.1	Memorandum of Association dated November 29, 2005, by and between SulphCo, Inc. and Trans Gulf Petroleum Co., a Government of Fujairah company.

99.1	Press Release of SulphCo, Inc. dated December 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: December 2, 2005	/s/ Loren J. Kalmen

Loren J. Kalmen Chief Financial Officer